EXHIBIT 23.2

This consent is a copy of the previously issued Arthur Andersen LLP consent, which has not been reissued since Arthur Andersen LLP has ceased operations.

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company’s previously filed Form S-8 Registration Statements File Nos. 33-38621, 33-80582, 33-59497 and 333-08139.

ARTHUR ANDERSEN LLP

Salt Lake City, Utah

March 13, 2002

51